Exhibit 10.136

SECOND AMENDMENT TO CONSTRUCTION, ACQUISITION
AND INTERIM LOAN AGREEMENT AND TO GUARANTIES

This Second Amendment to Construction, Acquisition and Interim Loan Agreement and to Guaranties (this “Amendment”) is made as of October 15, 2010 (the “Amendment Effective Date”) by and among KEYBANK NATIONAL ASSOCIATION, a national banking association for itself and as Administrative Agent for the Lenders (as such capitalized terms, and any other capitalized terms used in this Amendment and not otherwise defined, are defined in the Loan Agreement described below), KIERLAND CROSSING, LLC, a Delaware limited liability company (“Borrower”), GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Guarantor”) and the financial institutions which are signatories hereto (together with KeyBank National Association in its individual capacity, collectively the “Lenders”).

RECITALS

WHEREAS, the Administrative Agent, the Lenders and the Borrower entered into that certain Construction, Acquisition and Interim Loan Agreement dated as of November 30, 2007 (the “Original Agreement”), as amended by a First Amendment to Construction, Acquisition and Interim Loan Agreement and to Limited Payment and Performance Guaranty dated as of May 14, 2010 (the “First Amendment” and collectively with the Original Agreement, the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, Guarantor has, among other things, executed and delivered that certain Limited Payment and Performance Guaranty dated as of November 30, 2007, as amended by the First Amendment, for the benefit of the Lenders with respect to the obligations of Borrower under the Loan Agreement and the other Loan Documents (the “Payment Guaranty”);

WHEREAS, in connection with the Loan Agreement, Guarantor has, among other things, executed and delivered that certain Completion and Payment Guaranty dated as of November 30, 2007, for the benefit of the Lenders with respect to the obligations of Borrower under the Loan Agreement and the other Loan Documents (the “Completion Guaranty”, and together with the Payment Guaranty, the “Guaranties”);

WHEREAS, the Borrower and Guarantor have requested that the Administrative Agent and the Lenders agree to make certain modifications to the Loan Agreement and the Guaranties relating to the closing of the Wolff Transaction, including the related modifications to the Phase III Purchase Agreement contemplated in Section 2.7 of the Loan Agreement;

WHEREAS, the Administrative Agent and the Required Lenders are willing to make such modifications provided that certain other modifications to the Loan Agreement and the Guaranties are also made;

NOW THEREFORE in consideration of the foregoing and the mutual covenants agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Amendment Effective Date. This Amendment shall become effective upon the Amendment Effective Date, which is the date on which both (i) this Amendment has been executed by the Borrower, the Guarantor and the Required Lenders and delivered to the Administrative Agent and (ii) an Amended and Restated Collateral Assignment of Joint Development Agreement and Purchase Agreement and Escrow Instructions in a form approved by the Administrative Agent has been executed by the Borrower and the new Phase III Retail Unit Seller and delivered to the Administrative Agent, along with an acknowledgement thereof executed by the Phase III Retail Unit Seller.

2.  Changes to Defined Terms. Section 1 of the Loan Agreement, along with the Recitals thereto, shall be amended, as of the Amendment Effective Date, by deleting the existing definitions of “Borrower’s Equity Requirement”, “Ground Lease”, “Ground Lessor”, “Ground Lessor’s Fee Mortgagee”, “Improvements”, “Phase III Parcels”, “Phase III Purchase Agreement”, “Phase III Retail Unit”, “Phase III Retail Seller”, “Pro Forma DSCR”, “Pro Forma NOI” and “Substantial Completion Date” in their entirety and replacing them with the following:

“Borrower’s Equity Requirement” means, as of any date, an amount equal to the difference between the aggregate projected Project Costs as shown in the then-current approved Budget and the then-current Maximum Loan Amount, without regard to any portion of the Loan Commitment that is not yet available for borrowing due to the requirements of Section 2.1(a) below. The Borrower’s Equity Requirement shall be invested as follows: (i) the initial portion of the Borrower’s Equity Requirement, equal to $81,974,629  shall have been invested by Borrower prior to the effective date of the Second Amendment to this Agreement; and (ii) the remaining unfunded balance of the Borrower’s Equity Requirement, currently projected to be $69,235,641 based on a Maximum Loan Amount of $150,000,000, shall be invested (A) through the payment by Borrower of 50% of all Project Costs in the Budget, as amended pursuant to the Second Amendment to this Agreement, on a pro rata basis with each additional disbursement of the Loan which shall fund 50% of the Project Costs in such Budget (the “Equity/Loan Funding Ratio”) until the then-current Maximum Loan Amount has been fully funded (including any increases in the Maximum Loan Amount above $150,000,000 which take effect prior to such date on which the then-current Maximum Loan Amount has been fully funded), provided that, if the portion of any payment of such Project Costs allocable to the Budget line items identified as “Hard Costs”, “Tenant Allowances”, “Leasing Commissions”, “Architectural”, “Engineering”, “Quality Control” and “Permits/Fees”, in the aggregate, is less than 50% of the total amount of such payment, then the percentage of such payment funded from the Loan shall be reduced to such lesser percentage and Borrower’s percentage of such payment shall be increased accordingly, and (B) thereafter, through the payment by Borrower of 100% of all Project Costs.  To the extent the Project Costs increase in excess of those provided for in such Budget, Borrower shall pay 100% of all Project Costs not covered by such Budget prior to any further disbursements of the Loan.  Notwithstanding the foregoing, if the aggregate amount invested by Borrower to pay Project Costs which are covered by such Budget (but excluding any amounts which are paid by Borrower for Project Costs in excess of those covered by such Budget) does not equal or exceed (i) on December 31, 2010 the amount of (A) $98,000,000 minus (B) the aggregate increase, if any, in the Maximum Loan Amount over $150,000,000 prior to such date; or (ii) on May 29, 2011, the amount of (A) $117,329,254 minus (B) the aggregate increase, if any, in the Maximum Loan Amount over $150,000,000 prior to such date, then, in any such case, the amount by which any such aggregate amount invested by Borrower is less than the corresponding required amount on the applicable date (an “Underfunded Equity Amount”) shall be deposited in cash on such date by Borrower with the Administrative Agent.  Each Underfunded Equity Amount so deposited shall thereafter be disbursed in its entirety to pay Project Costs as needed before the Lenders are obligated to fund any further Advances to pay Project Costs, notwithstanding anything else in this definition to the contrary.  If any increase in the Maximum Loan Amount becomes effective after the then-current Maximum Loan Amount has been fully funded and Borrower has commenced to pay 100% of Project Costs from Borrower’s Equity Requirement, shared payments of Project Costs from Borrower’s Equity Requirement and from the Loan shall be reinstated in accordance with the Equity/Loan Funding Ratio unless the undisbursed portion of the Maximum Loan Amount represents more than fifty percent (50%) of the projected Project Costs then remaining to be paid, in which event the percentage of such Project Costs then remaining to be paid from disbursements of the Loan shall be increased to such higher percentage and the percentage to be paid from Borrower’s Equity Requirement shall be correspondingly decreased.  Additional disbursements of the Loan shall be used to reimburse Borrower for previously invested portions of Borrower’s Equity Requirement, if all Project Costs for Phase I and Phase II and for the Phase III Retail Unit, unless the Borrower has elected not to construct Phase III Retail Unit in accordance with Section 2.8 hereof, have been paid in full and the sum of the increased Maximum Loan Amount and the previously invested Borrower’s Equity Requirement exceeds the aggregate Project Costs actually incurred.

“Ground Lease” means that certain First Amended and Restated Ground Lease with respect to the Phase I/Phase II Land dated as of December 6, 2006 between Borrower and Sucia Scottsdale, LLC, as  amended by a First Amendment thereto dated January __, 2008 and by a Second Amendment dated as of September 9, 2010.”

“Ground Lessor” shall mean SDQ Fee, LLC, a Delaware limited liability company, which is an Affiliate of the Borrower and the Guarantor, or any of its successors and assigns as landlord under the Ground Lease.

“Ground Lessor’s Fee Mortgagee” shall mean German American Capital Corporation, a Maryland corporation, or its successors in interest as the holder of a first priority deed of trust or mortgage on the fee simple interest in the Phase I/Phase II Land.

“Improvements” means the improvements to be constructed on the Phase I/Phase II Land plus all improvements that will comprise the Phase III Retail Unit, unless the Borrower elects not to proceed with the construction of the Phase III Retail Unit in accordance with Section 2.8 below.

”Phase III Parcel(s)” means either (i) those three contiguous parcels of land, comprising in the aggregate 8.994 acres, adjoining the Phase I/Phase II Land, legally described in Exhibit A-2 attached to the Original Agreement, or (ii) a single contiguous portion of such three parcels of a size sufficient to construct the Phase III Retail Unit, as selected by the Borrower under the terms of the Phase III Purchase Agreement.”

“Phase III Purchase Agreement” shall mean an agreement between the Borrower and the Phase III Retail Unit Seller dated as of the Second Amendment Effective Date, which shall grant the Borrower the right to acquire, at its option, either the condominium unit or the land parcel necessary for the construction of the Phase III Retail Unit at a nominal cost, free of any Liens securing Indebtedness, on terms and conditions which have been approved in advance by the Administrative Agent.

“Phase III Retail Unit” means a building to be constructed by the Borrower containing approximately 70,000 square foot or more of retail space which may be located within a condominium unit comprised of all or a portion of one or more of the three Phase III Parcels, a fee simple interest in all or a portion of one or more of such three Phase III Parcels or the premises demised under a long term ground lease of all or a portion of one or more of such three Phase III Parcels, provided that the terms of any such ground lease shall have been approved in advance by the Required Lenders.

“Phase III Retail Unit Seller” means SDQ III Fee, LLC, a Delaware limited liability company, an Affiliate of the Borrower and the Guarantor, which shall be the owner of 100% of the Phase III Parcels upon the closing of the Wolff Transaction.

“Pro Forma DSCR” means, as of any date, the ratio of (A) the then-current Pro Forma NOI  to (B) the then-current Implied Annual Debt Service using the then-current Maximum Loan Amount using (i) in the case of the determination of the Maximum Loan Amount immediately following the effective date of the Second Amendment to this Agreement, the greatest Maximum Loan Amount that will not cause the Pro Forma DSCR to exceed 1.25 to 1.0, or, (ii) in the case of qualification for the First Extension Option under Section 2.6, the then-current Maximum Loan Amount.

“Pro Forma NOI” means, as of any date of determination, (a) an annualized pro forma amount of scheduled income (rental and reimbursement) under Leases of either (i) any portion of the Project, including all three Phases, or (ii) only Phase I and Phase II of the Project, if Borrower has previously elected not to construct the Phase III Retail Unit in accordance with Section 2.8 below as of such date of determination and the Tenants under which are projected to take occupancy and commence paying rent under such Leases at any time prior to the First Extended Maturity Date, annualizing the amount of such scheduled income for any Tenant not in occupancy and paying rent as of the first day of the First Extension Option period, provided however, if any such Tenant (or the direct or indirect holder of a majority of the ownership interests in such Tenant) is in bankruptcy as of such date of determination then such revenues shall be excluded from revenues for purposes of this clause (a), minus (b) all Pro Forma Operating Expenses. Notwithstanding the foregoing, solely for purposes of the initial determination of the Maximum Loan Amount as of the Second Amendment Effective Date, instead of using such definition of Pro Forma NOI in calculating Pro Forma DSCR in such instance, the parties agree to use the projected NOI of the Project at Stabilization contained in the Appraisal of the Project ordered immediately prior to the Second Amendment Effective Date and approved by the Administrative Agent.

“Substantial Completion Date” shall mean (i) May 29, 2011 with respect to the Improvements included in Phases I and II of the Project and (ii) December 31, 2012, with respect to the Improvements to be included in Phase III of the Project, unless the Borrower elects not to proceed with the construction of the Phase III Retail Unit in accordance with Section 2.8 below.

3.  New Defined Terms.  The following new defined terms are added to Section 1 of the Loan Agreement as of the Amendment Effective Date:

“Phase III Substantial Completion” shall be defined as Lien-free completion (subject to Permitted Liens) of the Construction of the Improvements comprising the Phase III Retail Unit (including completion of all Tenant Work and the funding of all tenant improvement allowances under all executed Leases of space in the Phase III Retail Unit which Borrower was obligated to complete or fund by the date of such completion) in accordance with the Plans and Specifications for Phase III (but excluding punch-list items and Tenant Work or tenant improvement allowances on unleased portions of Phase III which Borrower was not obligated to have completed or funded by the date of such completion) and the receipt of temporary certificates of occupancy for the Project including all spaces then leased to Tenants under Leases of Phase III.

“Second Amendment Effective Date” means October 15, 2010.”

4.  Maximum Loan Amount. The beginning of Subsection (a) of Section 2.1 of the Loan Agreement shall be amended as of the Amendment Effective Date by deleting the first sentence of existing Subsection 2.1(a) and replacing it with the following three sentences:

“(a) The maximum aggregate amount of all Loans to be made hereunder (the “Maximum Loan Amount”) shall be adjusted following the Second Amendment Effective Date to equal the lowest of (A) $150,000,000, (B) eighty percent (80%) of the projected value of the Project on Stabilization based on an updated Appraisal of the Project (which shall give effect to the Wolff Transaction) ordered immediately prior to the Second Amendment Effective Date and subsequently approved by the Administrative Agent or (C) the largest Maximum Loan Amount that will produce a Pro Forma DSCR of 1.25 to 1.0. If the Maximum Loan Amount as so determined shall be less than the then current Outstanding Loan Amount, then Borrower shall, within five (5) business days after written demand from the Administrative Agent, either (i) repay a sufficient amount of Loans to reduce the Outstanding Loan Amount to an amount equal to or less than the reduced Maximum Loan Amount or (ii) deposit funds into a cash collateral account with the Administrative Agent for the benefit of the Lenders sufficient, when added to the then current Outstanding Loan Amount, to equal or exceed such Maximum Loan Amount. Such updated Appraisal ordered immediately prior to the Second Amendment Effective Date is solely for purposes of this Section 2.1 [and shall not be treated as an updated Appraisal for purposes of Section 15.2 below and Borrower shall have no obligation to reduce the Outstanding Loan Amount as described in such Section 15.2 on account thereof. ”]

In addition, each reference in Subsection (a) of Section 2.1 of the Loan Agreement to “the Phase III Retail Unit has not previously been acquired by Borrower pursuant to the Phase III Purchase Agreement” shall be replaced by a reference to “the Phase III Substantial Completion has not previously been achieved”.

5.  Wolff Transaction.  Section 2.7 of the Loan Agreement shall be amended as of the Amendment Effective Date by deleting such Section in its entirety and replacing it with the following:

2.7     Wolff Transaction

.  The Managing Member has negotiated a transaction with WC Kierland Crossing, LLC, which is currently the other Member in Borrower, to purchase 100% of such other Member’s interest in Borrower, which purchase is expected to close on or about the effective date of the Second Amendment to this Agreement.  In addition to such purchase of membership interests in the Borrower, such transaction shall include (i) the purchase by an Affiliate of the Borrower and the Guarantor of 100% of the Phase III Parcels, (ii) a termination of the existing Phase III Purchase Agreement and the Joint Development Agreement and the replacement thereof by the new Phase III Purchase Agreement with an Affiliate of the Borrower and the Guarantor and (iii) the termination of the existing Office Lease dated June 15, 2006, as amended, of premises in Phases I and II to WC Kierland Crossing LLC (the “Wolff Office Lease”), which was one of the Required Pre-Funding Leases. In connection with such transaction, the Borrower has requested the approval of the Required Lenders and the Administrative Agent, and by their execution of the Second Amendment to this Agreement, such approval is hereby given to such transaction, including specifically such termination of the Phase III Purchase Agreement and Joint Development Agreement and such termination of the Wolff Office Lease.”

6.  Phase III Cancellation. Article 2 of the Loan Agreement is hereby amended by adding the following as a new Section 2.8 at the end thereof:

“2.8   Cancellation of Phase III.The Borrower shall have the option to elect not to construct the Phase III Retail Unit and to exclude the Phase III Retail Unit from the Project. Such election may be made only by written notice to the Administrative Agent given on or before the Borrower’s election to exercise the Second Extension Option under Section 2.5(e) hereof, and if such election is made then the Phase III Retail Unit shall be excluded from the Project for purposes of calculations of value of the Project and Pro Forma NOI under such Section 2.5(e) and Borrower shall, within five (5) business days after delivery of such notice, either (i) repay a sufficient amount of Loans to reduce the Outstanding Loan Amount to an amount equal to or less than the reduced Maximum Loan Amount or (ii) deposit funds into a cash collateral account with the Administrative Agent for the benefit of the Lenders sufficient, when added to the then current Outstanding Loan Amount, to equal or exceed such Maximum Loan Amount.”

7.       Affiliate Agreements. The Lenders acknowledge and agree that, notwithstanding the requirements of Section 13.3 of the Loan Agreement, the Borrower shall not be obligated to have the Ground Lease or the Phase III Purchase Agreement subordinated to this lien of the Deed of Trust or the Loan Documents, notwithstanding that the other parties to such agreements may be Affiliates of the Borrower.

8.  Amendments to Payment Guaranty. Guarantor hereby agrees that, as of the Amendment Effective Date, the Payment Guaranty shall be amended as follows:

(a) The first and second grammatical paragraphs of Paragraph 1 of the Payment Guaranty shall be deleted and replaced with the following:

“1. Guarantor absolutely, unconditionally, and irrevocably guaranties to each of the Lenders:

(a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Loan Agreement, and the other Loan Documents;

(b) the full, complete and punctual observance, performance, and satisfaction of all the obligations, duties, covenants and agreements of Borrower under the Loan Agreement to acquire the applicable Phase III Parcel and to construct the Phase III Retail Unit thereon, including without limitation the funding of all proceeds required to achieve Phase III Substantial Completion by Borrower, unless the Borrower shall properly elect not to construct the Phase III Retail Unit, if the Borrower so elects under Section 2.8 of the Loan Agreement and complies with the requirements related thereto; and

(c) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof).

All amounts due, debts, liabilities, and payment obligations described in subparagraph (a) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.”  All obligations described in subparagraph (b) of this Paragraph 1 are referred to herein as the “Phase III Construction Obligations.”

Notwithstanding the foregoing, Guarantor’s aggregate liability remaining hereunder as of any date with respect to the principal of the Notes as described in subparagraph (a) of this Paragraph 1 shall in no event exceed the amount obtained by multiplying the then-current Guaranteed Percentage by the then-current Maximum Loan Amount (as it may have been increased or decreased in accordance with Section 2.1(a) of the Loan Agreement) (the “Guaranteed Amount”).  Such limitation to the Guaranteed Percentage of the principal of the Notes shall not apply to interest, fees or any other amounts which comprise the Facility Indebtedness or to the Enforcement Costs, liability for which shall not be limited hereunder.  The term “Guaranteed Percentage” as used in this Paragraph 1 shall be fifty percent (50%).  In no event shall the Guaranteed Amount be reduced as a result of (i) principal payments made by Borrower, Guarantor or any other party with respect to the Facility Indebtedness unless and until (A) the Facility has been fully disbursed, (B) Phases I and II of the Project have been Substantially Completed, (C) unless the Borrower has properly elected not to construct the Phase III Retail Unit in accordance with Section 2.8 of the Loan Agreement, Phase III Substantial Completion has been achieved and (D) such principal payments have caused the remaining Outstanding Loan Amount to be less than the then-current Guaranteed Amount; or (ii) Administrative Agent’s foreclosure or acceptance of a deed in lieu of foreclosure with respect to any collateral securing the Indebtedness; or (iii) the payment to Administrative Agent by Guarantor of any amount pursuant to and under that certain Non-Recourse Exception Guaranty Agreement of even date herewith made by Guarantor, in favor of Administrative Agent, that certain Completion and Payment Guaranty of even date herewith made by Guarantor in favor of Administrative Agent or that certain Environmental Indemnity Agreement of even date herewith made by Guarantor and Borrower in favor of Administrative Agent. Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Administrative Agent or any Lender to Borrower in excess of the Guaranteed Amount”;

and

(b) all references in the Guaranty to “Phase III Purchase Obligations” shall be replaced with a reference to the “Phase III Construction Obligations”.

9.  Amendments to Completion Guaranty. Guarantor hereby agrees that, as of the Amendment Effective Date, the Completion Guaranty shall be amended as follows:

(a) Paragraph 1 of the Completion Guaranty shall be deleted and replaced with the following:

“1. Guarantor, absolutely, unconditionally, and irrevocably guarantees

(a) the full, complete and punctual observance, performance, payment and satisfaction of all of the obligations, duties, covenants and agreements of Borrower under the Loan Agreement and the other Loan Documents with respect to the Construction (including without limitation the Construction of the Phase III Retail Unit, unless the Borrower has properly elected not to construct the Phase III Retail Unit in accordance with Section 2.8 of the Loan Agreement) and the completion of the Improvements free of any claim for mechanics’, materialmen’s or any other liens, to the extent provided for therein, and in accordance with (1) all Laws, (2) the Plans and Specifications and (3) the time periods and other requirements set forth in the Loan Documents, including, without limitation, the following:

(A) To perform, complete and pay for (or cause to be performed, completed and paid for) the Construction and to pay all costs of said Construction (including any and all cost overruns) and all other costs associated with the Project (including, without limitation, the costs of any architects’ and engineers’ fees) through final completion, if Borrower shall fail to perform, complete or pay for such work, including any sums expended in excess of the amount of indebtedness incurred by Borrower under the Loan Agreement or with respect to the Loan, whether or not the Construction is actually completed;

(B) If Administrative Agent, on behalf of the Lenders, exercises its right under Section 16.2(a) of the Loan Agreement to take possession of the Project and complete the Construction, to reimburse Administrative Agent for all reasonable costs and expenses incurred by Administrative Agent in excess of the applicable Budget Line Items therefor (if any) in so taking possession of the Project and completing the Construction in accordance with the Plans and Specifications; and

(C) To pay the premiums for all policies of insurance required to be furnished by Borrower pursuant to the Loan Agreement during the Construction if such premiums are not paid by Borrower; and

(b) The full, complete and punctual observance, performance and satisfaction of all of the obligations, duties, covenants and agreements of Borrower under the Loan Documents with respect to the acquisition and construction of the Phase III Retail Unit, unless the Borrower has properly elected not to construct the Phase III Retail Unit in accordance with Section 2.8 of the Loan Agreement; and

(c) Borrower’s obligation to keep the Loan In Balance (as more particularly defined and described in Article 9 of the Loan Agreement) and the full and prompt payment of all Deficiency Deposits.

All obligations described in subsections (a), (b) and (c) of this Section 1 are referred to herein as the “Guaranteed Obligations.”

10.  References. Each of the parties hereby consents to all of the changes made to the Loan Agreement and to the Guaranties pursuant to this Amendment and agrees that each reference in the Loan Documents to the Loan Agreement and to the Guaranties shall deemed to be a reference to the Loan Agreement and the Guaranties as amended by this Amendment.

11.  Representations and Warranties. Borrower hereby remakes, as of the Amendment Effective Date, all of the representations and warranties of Borrower in Section 4 of the Loan Agreement and each reference therein to “the date hereof” or “the Agreement Effective Date” shall be deemed to be a reference to the Amendment Effective Date.  Borrower hereby further represents and warrants to Agent and Lenders as follows:

(a) This Amendment constitutes the legal, valid and binding obligation of Borrower, and is enforceable in accordance with its terms;

(b) Except as expressly modified hereby, the Loan Documents are ratified and confirmed hereby, are in full force and effect, and Borrower has no defenses or offsets to the enforcement thereof or counterclaims which relate thereto;

(c) Upon execution and delivery of this Amendment and satisfaction of the conditions to the effectiveness of this Amendment, to the best of Borrower’s knowledge, information and belief, no Event of Default shall exist under the Loan Documents;

(d) Borrower and Guarantor each have full power and authority to execute this Amendment; and

(e) The Advances have been and shall be requested by Borrower, and the proceeds of the Advances have been and shall be utilized by Borrower, for its own account.

12.  Exhibits. The parties further agree that the original Budget attached to the First Amendment as Exhibit G - Budget (Revised) shall be replaced by Exhibit G - Budget (Second Revised) attached hereto and made a part hereof and each reference in the Loan Agreement to the Budget from and after the Amendment Effective Date shall be deemed to be a reference to such Exhibit G - Budget (Second Revised).

13.  Governing Law.  This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Ohio, but giving effect to Federal laws applicable to national banks.

14.  Release of Prior Claims

.  Borrower and Guarantor each do hereby release, remise, acquit and forever discharge the Administrative Agent and the other Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way arising out of or in any way connected to the Loan Agreement, the Payment Guaranty or the other Loan Documents (all of the foregoing hereinafter called the “Released Matters”).  Borrower and Guarantor each acknowledges that the agreements herein are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Borrower and Guarantor each represents and warrants to the Administrative Agent and the other Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower or Guarantor in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

15.  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

16.  Continued Effect. Other than as expressly amended herein, both Borrower and Guarantor agree that the Loan Agreement, Payment Guaranty, the Completion Guaranty and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –
SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the Borrower, the Guarantor, the Administrative Agent and the Required Lenders have caused this Second Amendment to Construction, Acquisition and Interim Loan Agreement and to Guaranties to be duly executed as of the date first above written.

BORROWER: KIERLAND CROSSING, LLC, a Delaware limited liability company

By:	Glimcher Kierland Crossing, LLC, a Delaware limited liability company, its managing member

	By:	Glimcher Properties Limited Partnership, a Delaware limited partnership

		By:	Glimcher Properties Corporation, a Delaware corporation, its general partner

			By:	/s/ Mark E. Yale
Mark E. Yale Executive Vice President, Chief Financial Officer and Treasurer

180 East Broad Street
Columbus, Ohio  43215
Attention:  Richard Burkhart
Phone:  614-887-5889
Facsimile:  614-621-2326
Email:  rburkhar@glimcher.com

With copies to:

Attention:  General Counsel
Phone:  614-887-5623
Facsimile:  614-621-8863
Email:  krieck@glimcher.com

GUARANTOR: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Glimcher Properties Corporation, a Delaware corporation, its general partner

	By:	Mark E. Yale
Mark E. Yale Executive Vice President, Chief Financial Officer and Treasurer

180 East Broad Street
Columbus, Ohio  43215
Attention:  Richard Burkhart
Phone:  614-887-5889
Facsimile:  614-621-2326
Email:  rburkhar@glimcher.com

With copies to:

Attention:  General Counsel
Phone:  614-887-5623
Facsimile:  614-621-8863
Email:  krieck@glimcher.com

ADMINISTRATIVE AGENT: KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent

By:
Name:
Title:

Address: KeyBank - Real Estate Capital 127 Public Square - 8th Floor Mail Code: OH-01-27-0839 Cleveland, OH 44114 Phone: 216-689-4660 Facsimile: 216-689-4997 Attn: Kevin Murray

LENDERS: KEYBANK NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

Address: KeyBank - Real Estate Capital 127 Public Square - 8th Floor Mail Code: OH-01-27-0839 Cleveland, OH 44114 Phone: 216-689-4660 Facsimile: 216-689-4997 Attn: Kevin Murray

EUROHYPO AG, NEW YORK BRANCH, individually and as Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, NY  10036
Attention:  Head of Portfolio Operations
Facsimile:  866-267-7680

with copy to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, NY  10036
Attention:  Head of Legal Department
Facsimile:  866-267-7680

THE HUNTINGTON NATIONAL BANK, individually and as Documentation Agent

By:
Name:
Title:

The Huntington National Bank 41 S. High Street, HC0840 Columbus, OH 43215 Attention: Michael Kauffman, Senior Vice President Phone: 216-515-6983 Facsimile: 877-297-9067

U.S. BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

U.S. Bank National Association 175 S. Third Street Columbus, OH 43215 Attention: Anthony Mathena, Vice President Phone: 614-232-8013 Facsimile: 614-232-8033

PNC BANK, NATIONAL ASSOCIATION

By:
Name:	Brent Sobczak
Title:	Assistant Vice President, Real Estate Banking

PNC Bank 155 East Broad Street Columbus, OH 43215 Attention: Brent Sobczak, Assistant Vice President Real Estate Banking Phone: 614-463-7233 Facsimile: 614-463-8058

RAYMOND JAMES BANK, FSB

By:
Name:
Title:

710 Carillon Parkway St. Petersburg, FL 33716 Phone: 727-567-4196 Fax: 727-567-8830 Attention: Thomas Scott

EXHIBIT G

 BUDGET (SECOND REVISED)